UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 05, 2026

HORIZON KINETICS HOLDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-13458	84-0920811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 Park Ave S.
New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 291-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On May 5, 2026, Horizon Kinetics Holding Corporation (“HKHC”) and Horizon Kinetics Asset Management LLC (together with HKHC and collectively with their respective affiliates, “Horizon”) entered into a Board Representative Agreement (the “Agreement”) with Texas Pacific Land Corporation, a Delaware corporation (“TPL”). Pursuant to the Agreement, the board of directors of TPL (the “TPL Board”) has agreed to, among other things, nominate a designee of Horizon (the “HK Designee”) for election to the TPL Board, subject to the approval of the nominating and corporate governance committee of the TPL Board, at TPL’s 2026 annual meeting of stockholders. Pursuant to the Agreement, Peter Doyle has been selected as the HK Designee.

On May 6, 2026, Mr. Doyle was appointed to the TPL Board. Mr. Doyle will stand for election at TPL’s 2026 annual meeting of stockholders. Mr. Doyle was also appointed to serve on the strategic acquisitions committee of the TPL Board.

Pursuant to the Agreement, for as long as the HK Designee serves on the TPL Board and through the completion of the next TPL stockholders’ meeting, without the prior written consent of TPL, Horizon and the HK Designee shall not, nor shall they permit any of their representatives to, make any public or private statement that undermines, disparages or otherwise reflects detrimentally on (i) TPL, (ii) TPL’s current or former directors, officers or employees in their capacity as such or the current or former directors, officers or employees of TPL’s subsidiaries in their capacity as such, (iii) TPL’s subsidiaries, or (iv) the business of TPL or its subsidiaries.

Pursuant to the Agreement, for as long as the HK Designee serves on the TPL Board and through the completion of the next TPL stockholders’ meeting, without the prior written consent of Horizon or the HK Designee, as the case may be, TPL shall not, nor shall it permit any of its representatives to, make any public or private statement that undermines, disparages or otherwise reflects detrimentally on (i) the HK Designee (ii) Horizon’s current or former directors, officers or employees in their capacity as such or the current or former directors, officers or employees of Horizon’s subsidiaries in their capacity as such, (iii) Horizon’s subsidiaries, other than those that might be competitors of TPL, or (iv) the business of Horizon or its subsidiaries, other than those that might be competitors of TPL.

Pursuant to the Agreement, as long as the HK Designee serves on the TPL Board and through the completion of the next TPL stockholders’ meeting, without the prior written consent of TPL, neither Horizon nor the HK Designee shall, and shall cause its respective affiliates and controlled associates not to, directly or indirectly:

•
nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any TPL stockholders’ meeting at which directors are to be elected; (ii) initiate, encourage or participate in any solicitation of proxies in respect of any election contest or removal contest with respect to directors; (iii) submit, initiate, make or be a proponent of any stockholder proposal for consideration at, or bring any other business before, any TPL stockholders’ meeting; (iv) initiate, encourage or participate in any solicitation of proxies in respect of any stockholder proposal for consideration at, or other business brought before, any TPL stockholders’ meeting; or (v) initiate, encourage or participate in any “withhold” or similar campaign with respect to any TPL stockholders’ meeting; or

•
make any (i) public or private (other than to the TPL Board) proposal with respect to or (ii) seek to encourage, advise or assist any person in so encouraging or advising with respect to, in each case: (A) any change in the number or term of directors serving on the TPL Board or the filling of any vacancies on the TPL Board, (B) any change in the capitalization, dividend or share repurchase policy of TPL, (C) any other change in TPL’s business, operations, strategy, management, governance, corporate structure, or other affairs or policies, (D) any tender offer, exchange offer, share exchange, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or other matters involving a corporate transaction that require a stockholder vote, (E) causing a class of securities of TPL to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (F) causing a class of equity securities of TPL to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, nothing in the Agreement shall prohibit (i) the HK Designee from suggesting or proposing any action whatsoever in any meeting of the TPL Board or (ii) the HK Designee from disclosing his or Horizon’s vote as stockholders with respect to any TPL stockholders’ meeting.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which was filed with the SEC by TPL on May 6, 2026 and incorporated herein by reference.

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001811074/000181107426000033/tpl-20260505.htm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON KINETICS HOLDING CORPORATION

Date:	May 11, 2026	By:	/s/ Jay Kesslen
Jay Kesslen General Counsel